UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report: April 16, 2007

(Date of earliest event reported)

AMERIPATH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22313	65-0642485
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7111 Fairway Drive, Suite 400

Palm Beach Gardens, Florida 33418

(Address of Principal Executive Offices, Zip Code)

(561) 712-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Ameripath, Inc. (the “Company”) announced on April 16, 2007 that its ultimate parent, AmeriPath Group Holdings, Inc., a Delaware corporation (“Group Holdings”), signed a definitive agreement to be acquired by Quest Diagnostics Incorporated, a Delaware corporation (“Quest”), in an all cash transaction valued at approximately $2 billion, including approximately $770 million in anticipated debt at closing. The consummation of the merger is subject to various conditions, including the expiration and termination of the waiting period under the Hart-Scott-Rhodino Antitrust Improvements Act.

The Company expects the transaction to be completed during the second quarter of 2007.

Forward-Looking Statements

Statements included herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward looking statements made herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2007	By:	/s/ David L. Redmond
	Name:	David L. Redmond
	Title:	President and Chief Financial Officer